Exhibit 4.4.1

FIRST SUPPLEMENTAL INDENTURE, dated as of July 10, 2007 (the “First Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named herein, Meritage Homes of Texas, LLC, Meritage Homes Operating Company, LLC (together, the “Additional Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture (as defined below).  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of February 23, 2007 (the “Indenture”) pursuant to which the Company issued its 7.731% Senior Subordinated Notes due 2017 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, pursuant to Section 4.13 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;

WHEREAS, the Additional Guarantors are each a Restricted Subsidiary of the Issuer;

WHEREAS, the Issuer and the Trustee desire to have the Additional Guarantors enter into this First Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantors desire to enter into this First Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;

WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, by entering into this First Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantors (as now in effect) necessary to make this First Supplemental Indenture a valid instrument legally binding on the Additional Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1.             Additional Guarantors as Guarantors.  As of the date hereof and pursuant to this First Supplemental Indenture, the Additional Guarantors shall each become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

2.             Compliance with and Fulfillment of Condition of Section 4.13.  The execution and delivery of this First Supplemental Indenture by the Additional Guarantors (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Issuer under Section 4.13 of the Indenture.

3.             Construction.  For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

4.             Trustee Acceptance.  The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended.  Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantors, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.

5.             Indenture Ratified.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6.             Holders Bound.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Successors and Assigns.  This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.             Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

9.             Governing Law.  This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Issuer, the Additional Guarantors and the Trustee have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

ADDITIONAL GUARANTORS:

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Amy L. Martin
Name:	Amy L. Martin
Title:	Vice President

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s / John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MTH GOLF

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

CALIFORNIA URBAN BUILDERS, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer

GREATER HOMES, INC.

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ John Carroll
Name:	John Carroll
Title:	Vice President-Treasurer